UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12
FinWise Bancorp
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(2) and O-11

756 East Winchester Street, Suite 100
Murray, UT 84107
April 29, 2022
Dear Fellow Shareholder:
On behalf of the Board of Directors and management of FinWise Bancorp (the “Company”), you are cordially invited to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Annual Meeting will be held at Jordan Commons Megaplex Theatres, Capra Room, 9400 South State Street, Sandy, UT 84070, Thursday, June 9, 2022, at 10:00 a.m., local time.
The attached Notice of the Annual Meeting and Proxy Statement describe in greater detail all of the formal business that will be transacted at the Annual Meeting. Directors and officers of the Company will be available at the Annual Meeting to respond to any questions that you may have regarding the business to be transacted.
The Company’s Board of Directors has determined that each of the proposals that will be presented to the shareholders for their consideration at the Annual Meeting are in the best interests of the Company and its shareholders, and unanimously recommends and urges you to vote “FOR” each director nominee, “FOR” approval of the proposed amendment to the All West Bancorporation 2019 Stock Option Plan to change its name to “FinWise Bancorp 2019 Stock Option Plan” and increase the number of shares available for grant under such plan, and “FOR” ratification of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. If any other business is properly presented at the Annual Meeting, the proxies will be voted in accordance with the recommendations of the Company’s Board of Directors.
As part of our precautions regarding the coronavirus (COVID-19), we are sensitive to the public health and travel concerns that our shareholders may have as well as any protocols that federal, state, or local governments may impose. In the event we determine it is necessary or appropriate to take additional steps regarding the conduct of our meeting, which may include changing the time, date, or location of our meeting or the means by which it will be held (which may be a virtual-only meeting), we will announce this decision in advance, and details will be posted on our website and filed with the SEC. All individuals attending the meeting must comply with then-applicable health and safety orders or guidelines, including observing social distancing and wearing personal protective equipment such as masks, and comply with any additional rules and regulations that Company personnel or the manager of the venue determines are necessary or desirable to protect the health and safety of attendees. In addition, to attend the meeting, you must provide proof of ownership of our stock as provided below under “Proof of Ownership Required for Attending Meeting in Person.”
We encourage you to attend the Annual Meeting, but if you are unable to attend, it is important that you vote in advance via the Internet, by telephone or by signing, dating and returning the proxy card you have received. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting.
On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.
Sincerely,

Kent Landvatter
President and Chief Executive Officer

FINWISE BANCORP
756 East Winchester Street, Suite 100
Murray, UT 84107
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of FinWise Bancorp (the “Company”) will be held at Jordan Commons Megaplex Theatres, Capra Room, 9400 South State Street, Sandy, UT 84070, Thursday, June 9, 2022, at 10:00 a.m., local time, for the following purposes:
1.	To elect three directors to serve for a three-year term ending at the 2025 annual meeting of shareholders or until their successor is duly elected and qualified.
2.
To approve the amendment to the All West Bancorporation 2019 Stock Option Plan to change the name to “FinWise Bancorp 2019 Stock Option Plan”and to increase the number of shares available for grant under such plan.

3.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by shareholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.
Only shareholders of record as of the close of business on April 11, 2022 are entitled to receive notice of, to attend and to vote at the Annual Meeting. If you are a beneficial owner as of that date, you will receive communications from your broker, bank or other nominee about the Annual Meeting and how to direct the vote of your shares, and you are welcome to attend the Annual Meeting, all as described in more detail in the attached Proxy Statement.
YOUR VOTE IS IMPORTANT
IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE VOTE BY TELEPHONE, INTERNET, OR BY MAIL. PLEASE REFER TO THE ENCLOSED PROXY FOR INFORMATION ON HOW TO VOTE BY TELEPHONE OR INTERNET. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, JUNE 9, 2022
Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. You may access the following information at our corporate website, www.finwisebancorp.com, under “Investor Relations”:
•	Notice of 2022 Annual Meeting of Shareholders to be held on Thursday, June 9, 2022;
•	Proxy Statement for 2022 Annual Meeting of Shareholders to be held on Thursday, June 9, 2022;
•	Form of Proxy; and
•	Annual Report to Shareholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
By Order of the Board of Directors,

Michael C. O’Brien, Esq.
Corporate Secretary
April 29, 2022

i

FINWISE BANCORP
756 East Winchester Street, Suite 100
Murray, UT 84107
PROXY STATEMENT
GENERAL INFORMATION
For the 2022 Annual Meeting of Shareholders
To Be Held on June 9, 2022
Our Board of Directors is soliciting proxies to be voted at our 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, June 9, 2022, at 10:00 a.m., local time, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders (the “Notice”) and in this Proxy Statement.
As used in this Proxy Statement, the terms “Company,” “we,” “us” and “our” refer to FinWise Bancorp, the term “Bank” refers to FinWise Bank and the terms “Board of Directors” and “Board” refer to the Board of Directors of the Company or the Bank, as the case may be.
Questions and Answers about these Proxy Materials and the Annual Meeting
Question: What information is contained in this Proxy Statement?
Answer: This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives, and certain other required information.
Question: Can I access the Company’s proxy materials and 2021 Annual Report electronically?
Answer: Yes. The Proxy Statement, form of proxy card and 2021 Annual Report are available at the Company’s website, www.finwisebancorp.com, under “Investor Relations”.
Question: What does it mean if I receive more than one set of proxy materials?
Answer: It means that your shares are registered differently or are in more than one account. Please provide voting instructions for each account for which you have received a set of proxy materials.
Question: Who is soliciting my vote pursuant to this Proxy Statement?
Answer: Our Board is soliciting your vote at the Annual Meeting.
Question: Who is entitled to vote?
Answer: Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.
Question: How many shares are eligible to be voted?
Answer: As of the Record Date, we had 12,776,810 shares of common stock issued and outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the three (3) director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting.
Question: What am I voting on?
Answer: You are voting on the following matters:
•	The election of three (3) director nominees. Our director nominees are Howard I. Reynolds, Kent Landvatter and Thomas E. Gibson, Jr.;
•
The approval of the amendment to the All West Bancorporation 2019 Stock Option Plan (the “2019 Plan”) to change the name to “FinWise Bancorp 2019 Stock Option Plan” and to increase the number of shares available for grant under such plan; and

•	The ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Question: How does the Board recommend that I vote?
Answer: Our Board recommends that shareholders vote their shares as follows:
•	“FOR” each director nominee;
•	“FOR” the approval of the amendment to the 2019 Plan to change the name to “FinWise Bancorp 2019 Stock Option Plan” and to increase the number of shares available for grant under such plan; and
•	“FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
Question: How many votes are required to hold the Annual Meeting and what are the voting procedures?
Answer: Quorum Requirement: As of the Record Date, 12,776,810 shares of the Company’s common stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.
Required Votes: Each outstanding share of our common stock is entitled to one vote on each proposal at the Annual Meeting. If there is a quorum at the Annual Meeting, the matters to be voted upon by the shareholders require the following votes for such matter to be approved:
•
Election of Directors. Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of shareholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•
Amendment to the 2019 Plan. The affirmative vote of the holders of at least the majority of the shares for which votes are cast at the Annual Meeting is required to approve the amendment to the 2019 Plan. Abstentions will not be counted as votes cast and, therefore, will not affect the outcome.

•
Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of at least the majority of the shares for which votes are cast at the Annual Meeting is required for ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions will not be counted as votes cast and, therefore, will not affect the outcome.

If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the NASDAQ Stock Market, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Item 3, the ratification of the appointment of our independent registered public accounting firm. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. Item 1, the election of directors, and Item 2, the approval of the amendment to the 2019 Plan, are “non-routine” matters.
Question: What is the difference between a shareholder of record and a “street name” holder?
Answer: These terms describe how your shares are held. If your shares are registered directly in your name with our stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the shareholder of record of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” If this is the case, then the proxy statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

Question: How can I vote my shares in person and participate at the Annual Meeting?
Answer: You are entitled to attend the Annual Meeting only if you are a shareholder of record as of the close of business on April 11, 2022, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of company stock on the record date. This can be:
•	a brokerage statement or letter from a bank or broker indicating ownership on April 11, 2022,
•	a proxy card,
•	a voting instruction form, or
•	a legal proxy provided by your broker, bank or nominee.
Any holder of a proxy from a shareholder must present the proxy card, properly executed, and a copy of the proof of ownership. Shareholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.
Shares held in your name as the shareholder of record may be voted during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted during the Annual Meeting in accordance with the instructions from your broker, bank or other nominee. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
For you to vote the shares that you beneficially own and that are held in “street name,” you must provide us with a copy of a legal proxy from the broker, bank, or other nominee that was the record holder of your shares held in “street name” as of 5:00 p.m. Mountain Time on the record date, confirming that you were the beneficial owner of those shares as of 5:00 p.m. Mountain Time on the record date, stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank, or other nominee, and appointing you as the record holder’s proxy to vote the shares covered by that proxy at the Annual Meeting. To obtain instructions on how to provide the nominee-issued proxy to us in advance of the Annual Meeting, you should contact Michael O’Brien, Corporate Counsel of FinWise Bancorp by telephone at (801) 501-7200 or at the following address: FinWise Bancorp, 756 East Winchester, Suite 100, Murray UT 84107, Attn: Corporate Counsel.
Question: How can I vote my shares without attending the Annual Meeting?
Answer: If you are the shareholder of record, you may vote by one of the following three methods as instructed on the enclosed proxy card:
•	Via the Internet;
•	By telephone; or
•	By mail.
If you elect to vote by mail, you may mark, sign, date and mail the proxy card you received from us in the return envelope.
Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board.
If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive the proxy materials. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee.

Question: How may I cast my vote over the Internet or by telephone?
Answer: Voting over the Internet: If you are a shareholder of record, you may use the Internet to transmit your vote up until 11:59 P.M., Eastern Time, June 8, 2022 (the day before the Annual Meeting). Visit www.proxyvote.com and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
Voting by Telephone: If you are a shareholder of record, you may call toll-free 1-800-690-6903 and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, June 8, 2022 (the day before the Annual Meeting). Have your proxy card in hand when you call and then follow the instructions.
If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.
Question: How may a shareholder nominate someone at the Annual Meeting to be a director or bring any other business before the Annual Meeting?
Answer: The Company’s Amended and Restated Bylaws (the “Bylaws”) require advance notice to the Company if a shareholder intends to attend an annual meeting of shareholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a shareholder of record within the time period established in the Bylaws and described in each year’s proxy statement. See “Shareholder Proposals for the 2023 Annual Meeting” beginning on page 34.
Question: How may I revoke or change my vote?
Answer: If you are the record owner of your shares, and you completed and submitted a proxy card, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•	submitting a new proxy card with a later date,
•	delivering written notice to our Corporate Secretary on or before June 9, 2022 (the Annual Meeting date), stating that you are revoking your proxy,
•	attending the Annual Meeting and voting your shares in person, or
•
If you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.
If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.
Question: Who is paying for the costs of this proxy solicitation?
Answer: The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.
Question: Where do I find the voting results of the Annual Meeting?
Answer: The voting results will be disclosed in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.
Question: How can I obtain the Company’s Corporate Governance information?
Answer: Our Corporate Governance information is available on our website at www.finwisebancorp.com under the Investor Relations section. Our shareholders may also obtain written copies at no cost by writing to us at FinWise Bancorp, 756 East Winchester Street, Suite 100, Murray, UT 84107, Attention: Investor Relations, or by calling 877-794-2410.

PROPOSAL 1: ELECTION OF DIRECTORS
Classification of the Company’s Directors
The Company’s Board has established the current size of the Board at eight (8) members. The Board is divided into three classes of directors serving staggered three-year terms. One class of directors is elected by our shareholders at each annual shareholders’ meeting for a term of three years, and the elected directors hold office until their successors are elected and qualified or until such director’s earlier death, resignation or removal.
•	The Class II directors are Kent Landvatter, Howard I. Reynolds and Thomas E. Gibson, Jr., and their terms will expire at this 2022 Annual Meeting;
•	The Class III directors are Lisa Ann Nievaard and Gerald E. Cunningham, and their terms will expire at the 2023 Annual Meeting; and
•	The Class I directors are Russell F. Healey, Jr., Jeana Hutchings and James N. Giordano, and their terms will expire at the 2024 Annual Meeting.
Election Procedures; Term of Office
At each annual meeting of shareholders, or special meeting in lieu thereof, upon the expiration of the term of a class of directors, the successors to such directors will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and the election and qualification of his or her successor. Any change in the Board resulting from an increase or decrease in the number of directors will be distributed by the Board among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Nominees for Election as Directors
Our Board has approved the nomination of Kent Landvatter, Howard I. Reynolds and Thomas E. Gibson, Jr. for re-election as Class II directors.
Information about the principal occupations, business experience and qualifications of these nominees is provided below under the heading “Qualifications of 2022 Director Nominees and Continuing Directors.”

QUALIFICATIONS OF 2022 DIRECTOR NOMINEES AND CONTINUING DIRECTORS
Class II Director Nominees:

Thomas E. Gibson, Jr. Age: 72 Director Since: 2015 Committees: Nominating & Corporate Governance
Mr. Gibson was appointed to our Board of Directors in May 2015. He has 22 years of military service and specialized in shipboard and shore logistics and finance. He joined the Utah Department of Financial Institutions in 1998 as a Bank and Credit Union Examiner. Mr. Gibson completed 34 National Credit Union Administration (NCUA), National Association of State Credit Union Supervisors (NASCUS), Federal Deposit Insurance Corporation (FDIC), Federal Reserve Bank (FRB), and Conference of State Bank Supervisors (CSBS) professional examination schools in Compliance, Asset Liability Management, Investments, Credit Evaluation, Residential Mortgage Lending, Problem Banks, and Bank Secrecy Act/Anti-Money Laundering (BSA/AML) from 1998 to 2012. He was the resident co-examiner-in-charge for UBS Industrial Bank, Salt Lake City, Utah from 2008 to 2011. Mr. Gibson retired from the Utah Department of Financial Institutions in 2012 as a Senior Examiner. Mr. Gibson received his Bachelor’s Degree in Education from the University of Central Oklahoma and his Master’s Degree in National Security and Strategic Studies from the Naval War College. As a result of these and other professional experiences, we believe Mr. Gibson possesses knowledge and experience regarding banking, finance and general business that strengthen our Board of Directors’ collective qualifications, skills and experience.

Howard I. Reynolds Age: 65 Director Since: 2002 Committees: Audit (Chair); Compensation
Mr. Reynolds was one of the founding investors of the Bank in 1999. He served as the Chairman of the Bank’s Board of Directors for the first 10 years and of the Company since its inception in 2003. He currently serves as the Vice Chairman. Mr. Reynolds has extensive experience working with multiple companies negotiating long term contracts, including serving from 1990 to 2017 as the Chief Operating Officer of Pride Transport Inc., a common carrier of temperature controlled commodities. In September 2020, he became a founding investor of Element Solar Energy. As a result of these and other professional experiences, we believe Mr. Reynolds possesses knowledge and experience regarding banking, finance and general business that strengthen our Board of Directors’ collective qualifications, skills and experience.

Kent Landvatter Age: 67 Director Since: 2010
Mr. Landvatter joined the Company and the Bank in September 2010 as the President and Chief Executive Officer. Mr. Landvatter has over 40 years of financial services and banking experience, including experience with distressed banks and serving as the president of two de novo banks, Comenity Capital Bank and Goldman Sachs Bank, USA. Mr. Landvatter received his Bachelor of Science and his Master of Business Administration from University of Utah. As a result of these and other professional experiences, we believe Mr. Landvatter possesses knowledge and experience regarding banking, finance and general business that strengthen our Board of Directors’ collective qualifications, skills and experience.

Continuing Class III Directors:

Gerald E. Cunningham Age: 64 Director Since: 2002 Committees: Audit; Compensation
Mr. Cunningham was one of the founding investors of the Bank in 1999. He has served as a director on the Bank’s Board of Directors since its inception in 1999 and on the Company’s Board of Directors since its inception in 2003. Mr. Cunningham has a background in business management, credit, finance and commercial and residential real estate construction. He owned Stonewood Inc., a commercial and residential construction firm from 1995 to 2020. He joined Goldcrest Homes as their Purchasing Manager in October 2020. As a result of these and other professional experiences, we believe Mr. Cunningham possesses knowledge and experience regarding banking, finance and general business that strengthen our Board of Directors’ collective qualifications, skills and experience.

Lisa Ann Nievaard Age: 53 Director Since: 2020 Committees: Nominating & Corporate Governance
Ms. Nievaard was appointed to our Board of Directors in July 2020. Ms. Nievaard has over 20 years of experience in strategic marketplace planning, operations management and brand development. Ms. Nievaard started with Coca-Cola in 2001 and currently serves as the general manager of franchise leadership at Coca-Cola North America, where she collaborates with multiple bottling partners to develop and execute long-term sustainable growth plans to increase franchise value and shareholder value. Prior to joining Coca-Cola, Ms. Nievaard worked in brand strategy and media management. Ms. Nievaard received her degree in Marketing and Business Management from Brigham Young University. As a result of these and other professional experiences, we believe Ms. Nievaard possesses knowledge and experience regarding general business that strengthen our Board of Directors’ collective qualifications, skills and experience.

Continuing Class I Directors:

James N. Giordano Age: 64 Director Since: 2017 Committees: Nominating & Corporate Governance; Compensation
Mr. Giordano was appointed to our Board of Directors in June 2017. He started his career on Wall Street where he had worked for 17 years in both institutional and retail trading and sales. He led the team that was responsible for pricing and selling, and later trading in over 100 initial public offering transactions. He is one of the pioneers in the litigation finance industry and a founder of American Legal Finance Association. Mr. Giordano currently serves as the Chief Executive Officer of Cambridge Medical Funding Group LLC and Care Cap Plus LLC, a financial technology company that has developed innovative models in the medical finance payment industry and has been involved in medical finance for over 15 years. Mr. Giordano received Bachelor of Arts in Biology from Harvard College. As a result of these and other professional experiences, we believe Mr. Giordano possesses knowledge and experience regarding banking, finance and general business that strengthen our Board of Directors’ collective qualifications, skills and experience.

Jeana Hutchings Age: 57 Director Since: 2020 Committees: Nominating & Corporate Governance
Ms. Hutchings was appointed to our Board of Directors in October 2020. Ms. Hutchings began her career as a registered nurse, working in hospitals as well as certain other areas of healthcare industry, including insurance company operations and sales. She started at Diversified Insurance Group in 2003 and became a partner in 2006, successfully growing the employee benefits division from $1.5 million to a $9.5 million benefits practice today. She specializes in alternative financing strategies for businesses trying to manage increasing healthcare costs. Ms. Hutchings received her degree in nursing from the University of Utah. As a result of these and other professional experiences, we believe Ms. Hutchings possesses knowledge and experience regarding finance and general business that strengthen our Board of Directors’ collective qualifications, skills and experience.

Russell F. Healey, Jr. Age: 73 Director Since: 2003 Committees: Audit; Nominating & Corporate Governance (Chair); Compensation (Chair)
Mr. Healey was appointed to our board of directors in April 2003. He serves as the Chairman of the board of directors of the Company, a position he has held since October 2010. Mr. Healey served from April 1993 to September 2010 as the Chief Financial Officer and Chief Operating Officer of Feature Films for Families and is the sole owner and operator of The Healey Company which manages over $100 million in real estate assets. He also served as the director of real estate and development of the Challenger School Foundation. During that time he supervised the construction of over $60 million in buildings and remodeling projects. Mr. Healey received his Master of Finance summa cum laude from the University of Utah in 1980. As a result of these and other professional experiences, we believe Mr. Healey possesses knowledge and experience regarding banking, finance and general business that strengthen our board of directors’ collective qualifications, skills and experience.

EXECUTIVE OFFICERS WHO ARE NOT SERVING AS DIRECTORS
Set forth below is information regarding each of our current executive officers who are not directors of the Company, including their title, age and brief biography describing each executive officer’s business experience.
Name	Age	Position
Javvis Jacobson	50	Chief Financial Officer and Executive Vice President of the Company and the Bank
James Noone	43	Chief Credit Officer and Executive Vice President of the Bank
Dawn Cannon	44	Chief Operating Officer and Executive Vice President of the Bank
Michael O’Brien	50	Chief Compliance & Risk Officer, Corporate Counsel, Corporate Secretary and Executive Vice President of the Company and the Bank
David Tilis	38	Chief Strategy Officer and Senior Vice President of the Bank
Javvis Jacobson. Mr. Jacobson joined the Company and the Bank in March 2015 as the Executive Vice President and Chief Financial Officer. Mr. Jacobson has over 20 years of financial services experience, including at Deloitte, where he served for several years managing audits of financial institutions. Mr. Jacobson also served for several years as the Chief Financial Officer of Beehive Credit Union with over $190 million in assets.
James Noone. Mr. Noone joined the Bank in February 2018 and was named Executive Vice President and Chief Credit Officer in June 2018. Mr. Noone has 20 years of financial services experience including commercial and investment banking as well as private equity. Prior to joining the Bank, Mr. Noone served as Executive Vice President of Prudent Lenders, an SBA service provider from 2012 to 2018.
Dawn Cannon. Ms. Cannon joined the Bank in March 2020 as the Senior Operating Officer and was named Executive Vice President and Chief Operating Officer in July 2020. Ms. Cannon has over 17 years of banking experience, including serving as the Executive Vice President of Operations of EnerBank, an industrial bank that focused on lending programs similar to our POS lending program, from 2002 to 2018, where she was instrumental in building it from 23 to 285 full time employees and from $10 million to $1.4 billion in total assets.
Michael O’Brien. Mr. O’Brien joined the Company and the Bank in September 2021 as Chief Compliance & Risk Officer, Corporate Counsel, Corporate Secretary and Executive Vice President. Mr. O’Brien has over 20 years of legal, compliance and risk management experience in the financial services industry. He practiced law in New York and Washington, D.C. with nationally recognized law firms prior to legal positions with E*TRADE Financial and Sallie Mae Bank. Mr. O’Brien also previously served as Chief Compliance Officer of EnerBank USA, a Utah industrial bank. He is currently licensed to practice law in Utah and Washington, D.C. Mr. O’Brien served as Chief Compliance Officer and Corporate Counsel of Snap Finance from 2015 to 2018, and as Founding Attorney of O’Brien Corporate & Financial Law from 2018 to 2021.
David Tilis. Mr. Tilis joined the Bank in March 2016 a Vice President and Director of Specialty Lending and now serves as the Chief Strategy Officer and Senior Vice President. His primary focus is financial technology and our Strategic Programs. Mr. Tilis has over 15 years of financial services experience, including serving as a Vice President of Cross River Bank.

CORPORATE GOVERNANCE
Corporate Governance Principles and Board Matters
Corporate Governance Guidelines.
We are committed to sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our Board of Directors has adopted Corporate Governance Guidelines, which set forth the framework within which our Board of Directors, assisted by the committees of our Board of Directors, directs the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of our Board of Directors, director independence, compensation of directors, management succession and review, committees of our Board of Directors and selection of new directors. Our Corporate Governance Guidelines are available on our website at www.finwisebancorp.com under the “Investor Relations” tab.
Director Qualifications.
We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders. When considering potential director candidates, our Board of Directors also considers the candidate’s character, judgment, diversity, skill set, specific business background and global or international experience in the context of our needs and those of the Board of Directors.
The Board Diversity Matrix below sets forth information about the diversity of our Board. The information shown is based on voluntary self-identification of members of our Board.
Board Diversity Matrix (as of April 28, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Director Independence.
Pursuant to Rule 5605(b)(1) of the NASDAQ Rules, a majority of the members of the Board must be “independent directors” as that term is defined by NASDAQ Rule 5605(a)(2). Our Board of Directors has evaluated the independence of its members based upon the rules of the Nasdaq Stock Market and the SEC. Our Board of Directors has evaluated the independence of its members based upon the rules of the NASDAQ and the SEC. Applying these standards, our Board of Directors has affirmatively determined that seven directors are “independent directors” under the applicable rules of the NASDAQ and the SEC. We have determined that one director, Kent Landvatter, does not qualify as an independent director because he is an executive officer of both the Company and the Bank.

Election of Directors.
In accordance with the terms of our Articles, our Board of Directors is elected by our shareholders on a staggered basis at each annual shareholders’ meeting for a term of three-years and until their successors are elected and qualified, or until such director’s earlier death, resignation or removal.
Leadership Structure.
The Boards of Directors of the Company and the Bank have 12 regularly scheduled meetings per year.
Our Board of Directors does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Chairman of the Board. It is the Board of Directors’ view that rather than having a rigid policy, the Board of Directors, with the advice and assistance of the Nominating & Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the Board, with Kent Landvatter serving as our Chief Executive Officer and Russell F. Healey, Jr. as Chairman of the Board, reinforcing the leadership role of our Board of Directors in its oversight of our business and affairs.
Code of Business Conduct and Ethics.
Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees. This code provides fundamental ethical principles to which these individuals are expected to adhere and operates as a tool to help our directors, officers and employees understand the high ethical standards required for employment by, or association with, our Company. Our Code of Business Conduct and Ethics is available on our website at www.finwisebancorp.com under the “Investor Relations” tab. Any amendments to our Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website, as well as by any other means required by NASDAQ rules or the SEC, including by filing a Current Report on Form 8-K.
Compensation Committee Interlocks and Insider Participation.
None of the members of our Compensation Committee are or have been one of our officers or employees. In addition, none of our executive officers serves or has served as a member of the compensation committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.
Risk Management and Oversight.
Our Board of Directors oversees our risk management process, which is a company-wide approach to risk management that is carried out by our management. Our full Board of Directors determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board of Directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk within their specific area of concern. Our Board of Directors monitors capital adequacy in relation to risk. Pursuant to our Board of Directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board of Directors and its committees.
Shareholder Communications and Annual Meeting Attendance
Shareholders may communicate with our Board by contacting Board of Directors, c/o Michael O’Brien, Corporate Counsel, FinWise Bancorp, 756 East Winchester Street, Suite 100, Murray, UT 84107. All communications will be forwarded directly to the Chairman of the Board for consideration.
The Board members are not required to attend our annual meetings of shareholders. However, all directors are encouraged to attend every annual meeting of shareholders as we believe that the annual meeting is an opportunity for shareholders to communicate directly with directors. If you would like an opportunity to discuss issues directly with the members of the Board, please consider attending this year’s Annual Meeting. At our 2021 annual meeting of shareholders, all directors (who were serving as such) were in attendance.

COMMITTEES OF THE BOARD OF DIRECTORS
Our Board of Directors has established standing committees to assist the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee, and the Nominating & Corporate Governance Committee. Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. In addition, certain of the Company’s Directors also serve or have served on the Bank’s Audit Committee, Compliance Committee and Loan Committee.
	Audit	Compensation	Nominating & Corporate Governance
Russell F. Healey, Jr.	X	Chair	Chair
Howard I. Reynolds	Chair	X
Kent Landvatter
James N. Giordano		X	X
Thomas E. Gibson, Jr.			X
Lisa Ann Nievaard			X
Jeana Hutchings			X
Gerald E. Cunningham	X	X

Number of Meetings in 2021	4	2	0
Audit Committee. The members of our Audit Committee are Messrs. Reynolds (Chairman), Healey and Cunningham. Our Board of Directors has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that (1) each of the members of our Audit Committee is an “independent director” under NASDAQ Stock Market rules, (2) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service, and (3) each of the members has the ability to read and understand fundamental financial statements. In addition, our Board of Directors has determined that Mr. Healey is a financial expert and has the financial sophistication required by the rules of the NASDAQ Stock Market due to his experience and background. Our Board of Directors has also determined that Mr. Healey qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.
The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements and, in that regard, assists the Board of Directors in its oversight of the integrity of our financial statements, the selection, engagement, management and performance of our independent auditor that audits and reports on our consolidated financial statements, the performance of our internal audit function, the review of reports of bank regulatory agencies, monitoring management’s compliance with the recommendations contained in those reports and our compliance with legal and regulatory requirements related to our financial statements and reporting. Among other things, our Audit Committee has responsibility for:
•	overseeing the quality and integrity of the Company’s financial reporting processes, financial statements, and systems of internal accounting and financial controls;
•
overseeing the annual independent audit of the Company’s financial statements and internal control over the Bank’s financial reporting, and selecting and reviewing the performance of our independent auditor and approving, in advance, all engagements and fee arrangements;

•
reviewing reports from the independent auditor, at least annually, regarding its internal quality control procedures and any material issues raised by the most recent internal quality-control or peer review or by governmental or professional authorities, and any steps taken to deal with such issues and obtaining and reviewing each inspection report issued by the PCAOB;

•
reviewing the independence of our independent auditor and setting policies for hiring employees or former employees of our independent auditor and for audit partner rotation and independent auditor rotation in accordance with applicable laws, rules and regulations;

•	resolving any disagreements regarding financial reporting between management and the independent auditor;

•	overseeing and evaluating the performance of our internal audit function and review;
•
reviewing operating and control issues identified in internal audit reports, management letters, examination reports of regulatory agencies and monitoring management’s compliance with recommendations contained in those reports;

•	meeting with management and the independent auditor to review the effectiveness of our system of internal controls and internal audit procedures, and to address any deficiencies in such procedures;
•	monitoring management’s compliance with all applicable laws, rules and regulations;
•	reviewing our earnings releases and reports filed with the SEC;
•	preparing the Audit Committee report required to be included in the proxy statement relating to our annual meeting of shareholders;
•	reviewing the adequacy and effectiveness of our accounting and financial controls, including guidelines and policies for assessing and managing our risk exposure;
•
establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

•	reviewing actions by management on recommendations of the independent auditors and internal auditors;
•	reviewing and approving or ratifying related party transactions in accordance with our policies and procedures;
•
reviewing reports and recommendations provided by senior management or third party consultants retained by the committee related to the Company’s financial, operational, credit, strategic, market, investment, liquidity, reputational and compliance risks;

•	reviewing significant aggregate risk concentrations and other escalations, and approving significant corrective actions recommended by senior management;
•	conducting an annual evaluation of the performance of the Audit Committee and the adequacy of its charter and recommending to our Board of Directors any changes that it deems necessary; and
•	handling such other matters as are specifically delegated to the Audit Committee by our Board of Directors from time to time.
Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Audit Committee is available on our website at www.finwisebancorp.com, under the “Investor Relations” tab.
Compensation Committee. The members of our Compensation Committee are Messrs. Healey (Chairman), Reynolds, Giordano and Cunningham. Our Board of Directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an “independent director” under the NASDAQ rules.
Our Board has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Compensation Committee assists the Board of Directors in its oversight of our overall compensation structure, policies and programs and assessing whether such structure meets our corporate objectives, the compensation of our named executive officers and the administration of our compensation and benefit plans.
Among other things, our Compensation Committee has responsibility for:
•
reviewing and determining, and recommending to the Board of Directors for its confirmation, the annual compensation, annual incentive compensation and any other matter relating to the compensation of our named executive officers; all employment agreements, severance or termination agreements, change in control agreements to be entered into between any executive officer and us;

•	reviewing and comparing compensation practices of any relevant peer group in order to assist in the committee’s evaluation of the appropriateness of the Company’s compensation practices and programs;
•
reviewing and determining, and recommending to the Board of Directors for its confirmation, the annual compensation, modifications to our philosophy and compensation practices relating to compensation of our directors and management;

•
reviewing and determining, and recommending to the Board of Directors for its confirmation, the establishment of performance measures and the applicable performance targets for each performance-based cash and equity incentive award to be made under any benefit plan;

•	taking all actions required or permitted under the terms of our benefit plans, with separate but concurrent authority;
•	reviewing, approving and administering each of our benefit plans, and performing such other duties and responsibilities as may be assigned to the Compensation Committee under the terms of such plans;
•
reviewing with our Chief Executive Officer the compensation payable to employees other than the named executive officers, including equity and non-equity incentive compensation and other benefits and our total incentive compensation program envisioned for each fiscal year;

•	reviewing the performance of our executive officers for each fiscal year;
•
overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to our Board of Directors relating to these matters;

•
overseeing and making recommendations to the Board of Directors regarding the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and golden parachute compensation, and the requirement under the NASDAQ rules that, with limited exceptions, shareholders approve equity compensation plans;

•	conducting an annual evaluation of the performance of the Compensation Committee and the adequacy of its charter and recommending to the Board of Directors any changes that it deems necessary; and
•	handling such other matters as are specifically delegated to the Compensation Committee by our Board of Directors from time to time.
Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Compensation Committee is available on our website at www.finwisebancorp.com, under the “Investor Relations” tab.
Nominating & Corporate Governance Committee. The members of our Nominating & Corporate Governance Committee are Messrs. Healey (Chairman), Giordano and Gibson and Mses. Hutchings and Nievaard. Our Board of Directors has evaluated the independence of each of the members of our Nominating & Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating & Corporate Governance Committee meets the definition of an “independent director” under the NASDAQ rules.
The Nominating & Corporate Governance Committee assists the Board of Directors in its oversight of identifying and recommending persons to be nominated for election as directors and to fill any vacancies on the Board of Directors of the Company and each of our subsidiaries, monitoring the composition and functioning of the standing committees of the Board of Directors of the Company and each of our subsidiaries, developing, reviewing and monitoring the corporate governance policies and practices of the Company and each of our subsidiaries.
Among other things, our Nominating & Corporate Governance Committee is responsible for:
•	reviewing the performance of our Boards of Directors of the Company and each of our subsidiaries;
•
identifying, assessing and determining the qualification, attributes and skills of, and recommending, persons to be nominated by our Board of Directors for election as directors and to fill any vacancies on the Boards of Directors of the Company and each of our subsidiaries;

•	reviewing the background, qualifications and independence of individuals being considered as director candidates, including persons proposed by our shareholders;

•
reviewing and recommending to our Board of Directors each director’s suitability for continued service as a director upon the expiration of his or her term and upon any material change in his or her status;

•
reviewing the size and composition of the Board of Directors of the Company and each of our subsidiaries and recommending any appropriate changes to reflect the appropriate balance of required independence, knowledge, experience, skills, expertise and diversity;

•	monitoring the function of our standing committees and recommending any changes, including the director assignments, creation or elimination of any committee;
•	developing, reviewing and monitoring compliance with our corporate governance guidelines and the corporate governance provisions of the federal securities laws and the listing rules applicable to us;
•
investigating any alleged violations of such guidelines and the applicable corporate governance provisions of federal securities laws and listing rules, and reporting such violations to our Board of Directors with recommended corrective actions;

•	reviewing our corporate governance practices in light of best corporate governance practices among our peers and determining whether any changes in our corporate governance practices are necessary;
•
considering any resignation tendered to our Board of Directors by a director and recommend the acceptance of such resignation if appropriate; reviewing, at least annually, with the principal executive officer, the succession plans relating to the position of principal executive officer;

•	reviewing, at least annually, with the principal executive officer, the succession plans relating to the position of principal executive officer;
•	considering questions of possible conflicts of interest involving directors, including operations that could be considered competitive with our operations or otherwise present a conflict of interest;
•	overseeing our director orientation and continuing education programs for the Board of Directors;
•	reviewing its charter and recommending to our Board of Directors any modifications or changes; and
•	handling such other matters as are specifically delegated to the Nominating & Corporate Governance Committee by our Board of Directors from time to time.
Our Nominating & Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Nominating & Corporate Governance Committee is available on our website at www.finwisebancorp.com, under the “Investor Relations” tab.
In carrying out its functions, the Nominating & Corporate Governance Committee has developed qualification criteria for all potential nominees for election, including incumbent directors, Board nominees and shareholder nominees to be included in the Company’s future proxy statements. These criteria may include the following attributes:
•	adherence to high ethical standards and high standards of integrity;
•
sufficient educational background, professional experience, business experience, service on other boards of directors and other experience, qualifications, diversity of viewpoints, attributes and skills that will allow the candidate to serve effectively on the Board of Directors and the specific committee for which he or she is being considered;

•	evidence of leadership, sound professional judgment and professional acumen;
•	evidence the nominee is well recognized in the community and has a demonstrated record of service to the community;
•	a willingness to abide by any published code of conduct or ethics for the Company and to objectively appraise management performance;
•	the ability and willingness to devote sufficient time to carrying out the duties and responsibilities required of a director;

•	any related party transaction in which the candidate has or may have a material direct or indirect interest and in which we participate; and
•
the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board of Directors that is effective, collegial and responsive to the needs of the Company and the interests of our shareholders.

The Nominating & Corporate Governance Committee also evaluates potential nominees for the Company’s Board of Directors to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and to determine whether they are “independent” in accordance with applicable SEC and NASDAQ rules (to ensure that, at all times, at least a majority of our directors are independent). Although we do not have a separate diversity policy, the Nominating & Corporate Governance Committee considers the diversity of the Company’s directors and nominees in terms of knowledge, experience, skills, expertise and other factors that may contribute to the effectiveness of the Company’s Board of Directors.
Prior to nominating or, if applicable, recommending an existing director for re-election to the Company’s Board of Directors, the Nominating & Corporate Governance Committee considers and reviews the following attributes with respect to each sitting director:
•	attendance and performance at meetings of the Company’s Board of Directors and the committees on which such director serves;
•	length of service on the Company’s Board of Directors;
•	experience, skills and contributions that the sitting director brings to the Company’s Board of Directors;
•	independence and any conflicts of interest; and
•	any significant change in the director’s status, including with respect to the attributes considered for initial membership on the Company’s Board of Directors.
Board and Committee Meetings and Executive Sessions
Our Board held 12 meetings during fiscal year 2021. During fiscal year 2021, the Board had three separately designated standing committees: the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee.
In fiscal year 2021, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which that person served as a director) and (2) the total number of meetings held by all committees of the Board on which that person served (held during the period served).
It is the Company’s policy that the independent directors of the Company generally meet in executive sessions without management at least twice on an annual basis in conjunction with regularly scheduled Board meetings. Executive sessions at which the independent directors meet with the Chief Executive Officer also may be scheduled.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table provides information regarding the beneficial ownership of our common stock as of April 11, 2022 for:
•	each of our directors and named executive officers;
•	all of our directors and executive officers, as a group; and
•	each other person known to us to be the beneficial owner of more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us by each person named in the table below, that such persons have sole voting and investment power with respect to all shares of common stock that they beneficially own.
The percentage of beneficial ownership is based on 12,776,810 shares of our voting common stock outstanding as of April 11, 2022.
Unless otherwise noted, the address for each stockholder listed on the table below is: c/o FinWise Bancorp, 756 East Winchester Street, Suite 100, Murray, UT 84107.
Name	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned
Greater than 5% Shareholders
Jarret Prussin(1)	661,803	5.2%
Menachem Wilenkin(2)	644,820	5.0%

Directors, Nominees and Named Executive Officers
Kent Landvatter(3)	884,068	6.9%
Russell F. Healey, Jr.(4)	439,048	3.4%
Howard I. Reynolds(5)	249,248	1.9%
Gerald E. Cunningham(6)	181,604	1.4%
James N. Giordano(7)	428,620	3.3%
Thomas E. Gibson, Jr.(8)	53,500	*
Lisa Ann Nievaard(9)	9,000	*
Jeana Hutchings(9)	14,000	*
James F. Noone(10)	309,360	2.4%
David Tilis	314,728	2.5%
All Directors, Nominees and Executive Officers as a Group (13 Persons)	3,256,194	24.4%
*	Denotes less than 1%
(1)	Includes 47,280 shares of our common stock underlying warrants owned by a limited liability company as to which Mr. Prussin shares voting and dispositive power.
(2)	Includes 47,280 shares of our common stock underlying warrants owned by a limited liability company as to which Mr. Wilenkin shares voting and dispositive power.
(3)
Includes (i) 70,200 shares of common stock held by Mr. Landvatter’s individual retirement account, and (ii) 124,854 shares of our common stock underlying options that have vested or that will vest within 60 days. Excludes 53,460 shares of our common stock underlying options that are subject to vesting later than 60 days from the date hereof.

(4)
Includes (i) 312,048 shares owned in a trust over which Mr. Healey has voting and dispositive power, and (ii) 39,000 shares of our common stock underlying options that have vested or that will vest within 60 days.

(5)
Includes (i) 190,248 shares owned by a corporation as to which Mr. Reynolds shares voting and dispositive power, and (ii) 39,000 shares of our common stock underlying options that have vested or that will vest within 60 days.

(6)
Includes (i) 84,462 shares owned in a trust over which Mr. Cunningham has voting and dispositive power, and (ii) 39,000 shares of our common stock underlying options that have vested or that will vest within 60 days.

(7)
Includes (i) 12,000 shares of our common stock underlying warrants owned by a limited liability company as to which Mr. Giordano shares voting and dispositive power, and (ii) 39,000 shares of our common stock underlying options that have vested or that will vest within 60 days.

(8)	Includes 39,000 shares of our common stock underlying options that have vested or that will vest within 60 days.
(9)	Includes 9,000 shares of our common stock underlying options that have vested or that will vest within 60 days.
(10)
Includes 110,094 shares of our common stock underlying options that have vested or that will vest within 60 days. Excludes 19,680 shares of our common stock underlying options that are subject to vesting later than 60 days from the date hereof.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
The following table sets forth compensation paid or awarded to, or earned by, each of our directors (except for Mr. Landvatter, whose compensation is disclosed under “Summary Compensation Table” below) during 2021.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Russell F. Healey, Jr.(2)	73,150	41,400	114,550
Howard I. Reynolds(2)	67,450	41,400	108,850
Gerald E. Cunningham	50,100	41,400	91,500
James N. Giordano(2)(4)	73,350	41,400	114,750
Thomas E. Gibson, Jr.	51,000	41,400	92,400
Lisa Ann Nievaard	48,500	20,700	69,200
Jeana Hutchings	46,500	20,700	67,200
Alan Weichselbaum(3)	19,000	41,400	60,400
(1)
Represents the grant date fair value of stock awards and option awards calculated in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718 (“FASB ASC Topic 718”). The amounts reported may not reflect the actual economic value realized by each director. A stock option award was granted to each director on January 13, 2021, at a per share exercise price of $8.33. Directors having served less than two years as of December 31, 2021 received half the award granted to other directors. The grant date fair value of options awarded to directors on January 13, 2021 was approximately $0.3 million. See Note 10 to the consolidated audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying valuation of equity awards. The fair market value of the underlying shares of common stock as of December 31, 2021 was $13.79.

(2)
In addition to the Board-Related and Committee-Related Fees noted below, each of Messrs. Healey, Reynolds and Giordano received $4,900 for their board service in 2021 related to certain capital raising efforts by the Company. These amounts are included in the table above.

(3)	Alan Weichselbaum resigned from our board of directors on May 7, 2021.
(4)
In addition to the Board-Related and Committee-Related Fees noted below, Mr. Giordano received $20,000 for his service under a consulting agreement with the Company. This amount is included in the table above.

The Company has adopted a non-employee directors’ compensation program that includes a balance of annual retainers and fees for attending meetings of the board and its committees. Pursuant to this program, approximately 40% of the compensation payable to a non-employee director is expected be paid in the form of shares of our common stock.
For the year ended December 31, 2021, the directors of the Company, other than Mr. Landvatter, received annual retainer fees and meeting fees as follows:
Board-Related Fees
	Cash Compensation
	Retainer ($)		Meeting Fees ($)		Total Cash ($)
Director Role	Monthly	Annual	Monthly	Annual
Normal Outside Director	3,000	36,000	1,000	12,000	48,000
Chairman	4,300	51,600	1,300	15,600	67,200
Vice Chairman	3,900	46,800	1,100	13,200	60,000
Committee-Related Fees (Company)
	Meeting Fees ($)		Number of Meetings
Board Committee	Chair	Member
Audit Committee(1)	300	300	4(2)
Compensation Committee(1)	—	—	2
Nominating & Corporate Governance Committee(1)	—	—	0
Capital Working Group	150	150	3
(1)	Effective in 2022, the Company has adopted a directors’ compensation program which provides for committee-related fees for each of the Company’s standing committees in addition to the Audit Committee.
(2)	Represents joint meetings held by the Company’s Audit Committee and the Bank’s Audit Committee. The committee chair and committee members were paid only one $300 meeting fee for each joint meeting.

Committee-Related Fees (Bank)
	Meeting Fees ($)		Number of Meetings
Board Committee	Chair	Member
Audit Committee	300	300	4(1)
Loan Committee	300	300	8(2)
Compliance Committee	300	300	3
(1)	Represents joint meetings held by the Company’s Audit Committee and the Bank’s Audit Committee. The committee chair and committee members were paid only one $300 meeting fee for each joint meeting.
(2)	Represents the number of meetings of the Bank’s Loan Committee in which one or more of the Company’s directors participated.

EXECUTIVE COMPENSATION
Our named executive officers for the fiscal year ended December 31, 2021, which consist of our principal executive officer and the Company’s two other most highly compensated executive officers, are:
•	Kent Landvatter, President and Chief Executive Officer of the Company and the Bank;
•	James F. Noone, Chief Credit Officer of the Bank; and
•	David Tilis, Chief Strategy Officer of the Bank.
Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by and paid to our named executive officers for the years ended December 31, 2021 and 2020.
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All other compensation ($)(2)	Total ($)
Kent Landvatter President and Chief Executive Officer	2021	317,854	817,775	—	—	74,079	1,209,708
	2020	261,433	251,069	—	—	82,864	595,366

James F. Noone Chief Credit Officer	2021	250,390	320,323	—	110,300	15,813	696,826
	2020	219,385	203,480	—	—	17,885	440,750

David Tilis Chief Strategy Officer	2021	304,615	4,356,411	—	—	20,306	4,681,332
	2020	304,865	2,414,179	—	—	22,654	2,741,698
(1)
The option awards granted in 2021 vested immediately. These amounts represent the aggregate grant date fair value of options granted in 2021, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in the Summary of Significant Accounting Policies note and the Stock-Based Compensation note to our consolidated financial statements as of December 31, 2021. The resulting grant date fair value of the stock options was $1.84 per share.

(2)	“All Other Compensation” for the named executive officers is further described below.
ALL OTHER COMPENSATION
Name and principal position	Year	401(k) Match ($)	Auto Allowance(1) ($)	Cell Phone Reimbursement ($)	Health & Welfare(2) ($)	Director Fee(3) ($)	Other ($)	Total ($)
Kent Landvatter	2021	11,600	6,000	—	12,479	44,000	—	74,079
	2020	14,250(4)	6,000	1,708	20,886	40,020	—	82,864

James F. Noone	2021	11,600	—	—	4,213	—	—	15,813
	2020	14,250(5)	—	—	3,635	—	—	17,885

David Tilis	2021	11,600	—	—	8,706	—	—	20,306
	2020	14,250(6)	—	1,386	7,018	—	—	22,654
(1)	Auto Allowances have been discontinued for all employees as of December 31, 2021.
(2)
A portion of these amounts includes health or medical reimbursement benefits that are not generally available to all salaried employees. Such additional health and medical benefits are in excess of the benefits generally available to all salaried employees.

(3)	Director Fees have been discontinued for employee directors as of November 18, 2021.
(4)
This amount includes an additional $3,803 of profit sharing employer contributions related to the 2020 plan year that was calculated and deposited in Mr. Landvatter’s 401(k) account by the Company in the fourth fiscal quarter of 2021.

(5)
This amount includes an additional $5,475 of profit sharing employer contributions related to the 2020 plan year that was calculated and deposited in Mr. Noone’s 401(k) account by the Company in the fourth fiscal quarter of 2021.

(6)
This amount includes an additional $3,250 of profit sharing employer contributions related to the 2020 plan year that was calculated and deposited in Mr. Tilis’ 401(k) account by the Company in the fourth fiscal quarter of 2021.

Narrative Discussion of Summary Compensation Table
General. We have compensated our named executive officers through a combination of base salary, cash bonuses, equity awards and other benefits, including certain perquisites. Each of our named executive officers has substantial responsibilities relating to our day-to-day operations. Each year, the Compensation Committee conducts an evaluation of each named executive to determine if changes in the officer’s compensation are appropriate taking into account the named executive’s performance and contributions to the performance of the Company. In evaluating compensation for our named executives, the Compensation Committee reviews tally sheets and other summaries that include the following information:
•	Salary and cash bonus compensation for prior years;
•	Equity-based compensation awards for prior years;
•	Vested and unvested equity-based compensation held; and
•	The value of benefits and perquisites.
The Compensation Committee selected and directly retained Compensation Advisory Partners (“CAP”) an independent compensation consultant, to review the Company’s executive compensation program for competitiveness as to levels and methods of compensation and to advise on current trends and issues in executive compensation. The Compensation Committee also retained CAP for assistance in evaluating compensation and performance metrics of peer companies; advising on different compensation mechanisms; and responding to other issues raised by the Compensation Committee.
Base Salary. The Compensation Committee reviews and approves base salaries of our named executive officers. In setting the base salary of each named executive officer for the periods presented above, the Compensation Committee relied on market data provided by our human resources department and survey data from industry resources. The Compensation Committee has the authority to retain independent consultants as it deems appropriate. Salary levels are typically considered annually as part of our regularly scheduled performance review process and otherwise upon a promotion or other change in job responsibility.
Cash Bonuses. Messrs. Landvatter and Noone are also eligible to receive an annual cash bonus as a percentage of base salary based on our achievement of various metrics or as determined by our Board of Directors in its discretion. Annual incentive awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the corresponding year. Our Board of Directors has discretion to determine whether and in what amounts any such bonuses will be paid in a given year. Mr. Tilis is eligible to receive bonuses under his employment agreement which is described below.
Equity Awards. The 2019 Plan and the FinWise Bancorp 2016 Stock Option Plan, or the 2016 Plan, are described more fully below, and authorize the Compensation Committee to establish the terms and conditions of the awards, subject to the terms of each plan. On May 20, 2019 our Board of Directors adopted the 2019 Plan and on June 20, 2019 our shareholders approved the 2019 Plan, which permits the Compensation Committee, in its sole discretion, to grant various forms of incentive awards. On November 10, 2016 our Board of Directors adopted the 2016 Plan and on April 20, 2017 our shareholders approved the 2016 Plan, which permits the Compensation Committee, in its sole discretion, to grant various forms of incentive awards. Our Board of Directors has also issued equity awards that are not subject to either the 2019 Plan or the 2016 Plan. We believe all equity awards granted to our named executive officers, whether issued pursuant to or separate from a plan, help align the interests of management and our shareholders and reward our executive officers for improved Company performance.
FinWise Bank 401(k) Plan. The Bank’s 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees of the Bank. The 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. Our named executive officers may elect to participate in the Bank’s 401(k) Plan on the same basis as all other employees.
Health and Welfare Benefits. Our named executive officers are eligible to participate in the same benefit plans of the Bank designed for all of the Bank’s full-time employees, including health, dental, vision, disability and basic group life insurance coverage. The Bank covers 100% of the health care and dental insurance costs of Messrs. Landvatter, Noone and Tilis. The Bank also reimburses copayments and other healthcare expenses for the aforementioned executives but not the Bank’s other employees. The purpose of the Bank’s employee benefit plans is to help attract and retain quality employees, including executives, by offering benefit plans like those typically offered by our competitors.

Perquisites. We provide our named executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to enable us to attract and retain superior employees for key positions. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Based on these periodic reviews, perquisites are awarded or adjusted on an individual basis. The perquisites received by our named executive officers in 2021 included payment of auto allowances and perquisites received by our named executive officers in 2020 included payment of auto allowances and cell phone reimbursements.
Agreements with Named Executive Officers
David Tilis Employment Agreement
The Company and the Bank are parties to an employment agreement dated January 1, 2018 with the Bank’s Chief Strategy Officer, Mr. David Tilis, as subsequently amended March 14, 2022 and March 31, 2022. Mr. Tilis’ employment agreement provides for a term that continues through April 30, 2022. Under the employment agreement, in the event his employment is terminated without cause, Mr. Tilis is entitled to severance in an amount equal to 6 months of continued base salary as well as any annual bonus otherwise payable. Termination for cause includes termination for failure by Mr. Tilis to perform his duties, willful misconduct commission of a crime, alcohol or drug abuse, excessive absenteeism, unauthorized disclosure of confidential or proprietary information or commission of an immoral act that could adversely impact the Bank’s reputation. Mr. Tilis is also entitled to severance payment in an amount equal to 6 months of base salary as well as a separate six-month severance bonus should he be terminated without cause or the Bank fail to offer a renewal agreement with substantially similar terms.
Pursuant to the terms of the employment agreement, Mr. Tilis is paid an annual salary of $300,000 and is eligible to receive annual cash bonuses. The bonus amount depends on the aggregate Pre-Tax Net Profit of our Strategic Programs and is payable with respect to business originated by Mr. Tilis and his direct reports. The employment agreement defines “Pre-Tax Net Profits” as gross revenues collected from business generated by Mr. Tilis and his direct reports, less all costs and expenses directly attributable to the generation of such revenues, including the cost of all materials, equipment, professional fees, provision for loan loss reserves, software, and the salaries, benefits and other costs of all employees and service providers of the Bank providing services in connection with business generated by Mr. Tilis and his direct reports. All bonuses are contingent upon satisfaction of business objectives mutually agreed upon by Mr. Tilis and our President, subject to the approval of our board of directors. Mr. Tilis is also eligible to receive commissions based on the principal amount of any SBA loans referred by him to the Bank.
Mr. Tilis is subject to an 18-month non-solicitation provision that restricts him from soliciting a customer, referral source, loan originator, depositor or borrower to do business with another financial institution after termination of his employment. Mr. Tilis is also restricted from disclosing confidential and proprietary information to a third-party during or following termination of his employment.
Kent Landvatter Non-qualified Stock Option Agreement
The Company is party to a Non-qualified Stock Option Agreement, dated as of December 24, 2019 (the “Landvatter NSO Agreement”), with the Company’s President and Chief Executive Officer, Mr. Kent Landvatter. The Landvatter NSO Agreement and the stock option granted thereunder (the “Landvatter Option”), to the extent not previously exercised, will expire on December 24, 2029, subject to earlier termination in the event of Mr. Landvatter’s termination of employment. The Landvatter NSO Agreement provides for the issuance of a maximum of 40,914 shares of the Company’s common stock for an exercise price of $3.64 per share pursuant to the exercise of the Landvatter Option. The Landvatter Option vests and becomes exercisable over four years, with 20% vested as of the grant date and the remainder vesting in substantially equal monthly increments, provided that Mr. Landvatter remains continuously employed by the Company or a subsidiary. In the event of a Change in Control (as defined in the Landvatter NSO Agreement), the Landvatter Option will be vested in full. The Landvatter NSO Agreement is not subject to any of the provisions of the Employee Retirement Security Act of 1974, as amended, nor is it a qualified plan under section 401(a) of the Internal Revenue Code of 1986, as amended. The Landvatter Option is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.
James Noone Non-qualified Stock Option Agreement
The Company is party to a Non-qualified Stock Option Agreement, dated as of January 1, 2021 (the “Noone NSO Agreement”), with the Company’s Executive Vice President and Chief Credit Officer, Mr. James Noone. The Noone NSO Agreement and the stock option granted thereunder (the “Noone Option”), to the extent not previously exercised, will expire on January 1, 2031, subject to earlier termination in the event of Mr. Noone’s termination of employment. The Noone NSO Agreement provides for the issuance of a maximum of 60,000 shares of the Company’s common stock for an exercise price of $4.50 per share pursuant to the exercise of the Noone Option. The Noone Option is fully vested and exercisable as of the grant date. The Noone NSO Agreement is not subject to any of the provisions of the Employee Retirement Security Act of 1974, as amended, nor is it a qualified plan under section 401(a) of the Internal Revenue Code of 1986, as amended. The Noone Option is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.
2019 Stock Option Plan
The 2019 Plan was adopted by our board of directors on May 20, 2019 and approved by our shareholders on June 20, 2019. The 2019 Plan will terminate on May 20, 2029. The purpose of our 2019 Stock Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to our employees, directors and consultants and to promote the success of our business. The 2019 Plan permits us to grant options and restricted stock as determined and administered by our Compensation Committee.
During 2021 and 2020, no grants were made to the named executive officers under the 2019 Plan. Shares of common stock related to any unexercised or unvested award granted under the 2019 Plan that terminate or expire, or are subsequently forfeited or cancelled for any reason, will also become available for re-grant under the 2019 Plan. For additional detail about the 2019 Plan, see Proposal 2 of our proxy statement.
2016 Stock Option Plan
The 2016 Plan was adopted by our board of directors on November 10, 2016 and approved by our shareholders on April 20, 2017. The 2016 Plan will terminate on November 10, 2026. The purpose of our 2016 Stock Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to our employees, directors and consultants and to promote the success of our business. The 2016 Plan permits us to grant options and restricted stock as determined and administered by our Compensation Committee. Our 2016 Plan is administered by our Compensation Committee. Among other powers, our Compensation Committee has full and exclusive power to interpret the 2016 Plan, grant awards, and to determine the number of shares of common stock that will be subject to the awards. Under our 2016 Plan incentive stock options can be granted only to our employees or employees of the Bank and nonstatutory stock options and restricted stock can be granted to employees, directors and consultants. Our Compensation Committee, in its sole discretion, may grant various forms of incentive awards, including incentive stock options, nonstatutory stock options and restricted stock under the 2016 Plan. Each award will be reflected in an agreement between the Company and the relevant recipient and will be subject to the terms of the 2016 Plan, together with any other terms or conditions contained therein that are consistent with the 2016 and that our Compensation Committee deems appropriate. Our Compensation Committee will determine the term of each option, which cannot exceed 10 years from the grant date and the exercise price per share for options on the date of grant, provided that the exercise price of any option granted under the 2016 Plan can never be less than the fair market value of the underlying shares of common stock on the date of grant.
Our Compensation Committee may, at any time and from time to time and in any respect, terminate, amend or modify the 2016 Plan, including to ensure that the 2016 Plan and each award granted under the 2016 Plan comply with applicable law, regulations and stock exchange rules provided that no amendment (other than a capital adjustment) may adversely affect any outstanding award without the written consent of the participant holding such outstanding award. Such termination, amendment or modification may be without shareholder approval except to the extent that such approval is required by the Internal Revenue Code, or pursuant to the rules under Section 16 of the Exchange Act or under any other applicable laws, rules or regulations.
If a change in control (as defined in the 2016 Plan) occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), the treatment of any and all outstanding awards that are not exercised or paid at the time of the change in control will be determined by our Compensation Committee in its sole discretion, which could entail each award being assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). In the event that the surviving corporation does not assume or replace any awards, our Compensation Committee has the right to vest all or any portion of any award upon the occurrence of the change of control, subject to the terms and conditions of a participant’s employment agreement, or if none, the award agreement.

The maximum aggregate number of shares that may be subject to stock option or restricted stock awards under our 2016 Plan is 299,628 shares of our common stock. Shares of common stock related to any unexercised or unvested award granted under the 2016 Plan that terminate or expire, or are subsequently forfeited or cancelled for any reason, will also become available for re-grant under the 2016 Plan. As of December 31, 2021, there were 134,100 shares subject to outstanding options or other awards and 24,612 shares available for issuance under the 2016 Plan. As of the Record Date, there were 124,200 shares subject to outstanding options or other awards and 29,712 shares available for issuance under the 2016 Plan.
Outstanding Equity Awards at December 31, 2021
The following table sets forth, on an award by award basis, information concerning all equity awards held by the named executive officers at December 31, 2021. Aside from the January 1, 2021 stock option grant to Mr. Noone, which vested immediately, each of the stock options set forth below vests over a period of four years in monthly installments from the grant date.
	Option Awards
	Number of Securities Underlying Unexercised Options
Name	Grant Date	Exercisable	Unexercisable	Exercise Price ($)	Expiration Date
Kent Landvatter	12/24/2019	24,594	16,320	3.64	12/24/2029
Kent Landvatter	12/23/2019	82,440	54,960	6.64	12/23/2029
James F. Noone	2/5/2018	0	24,000	2.37	2/5/2028
James F. Noone	12/24/2019	32,334	13,440	3.64	12/24/2029
James F. Noone	1/1/2021	60,000	0	4.50	1/1/2031

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of transactions since January 1, 2020 to which we have been or are to be a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors (including nominees for election as directors), executive officers or beneficial holders of 5% or more of our capital stock, or their respective immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.
Policies and Procedures Regarding Related Party Transactions
Transactions by us or the Bank with related persons are subject to regulatory requirements and restrictions. We have adopted written policies to comply with regulatory requirements and restrictions applicable to transactions by the Bank or us with related persons, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders).
In addition, our Board of Directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and NASDAQ concerning related party transactions. A related party transaction is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships in which the amount involved exceeds $120,000, in which we or the Bank participate (whether or not we or the Bank are a direct party to the transaction), and in which a related party had, has or will have a direct or indirect material interest. Our related parties include our or any of the Bank’s directors (including nominees for election as directors), executive officers, beneficial owners of 5% or more of our voting securities and immediate family members of any of the foregoing or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest.
Our related party transaction policy is administered by our Audit Committee. This policy requires the Audit Committee to ensure that we maintain an ongoing review process for all related party transactions for potential conflicts of interest and requires that our Audit Committee pre-approve any such transactions or, if for any reason pre-approval is not obtained, to review, ratify and approve or cause the termination of such transactions. Our Audit Committee evaluates each related party transaction to determine whether the transaction is fair, reasonable and permitted to occur under our policy, and should be pre-approved or ratified. Relevant factors considered relating to any approval or ratification will include the benefits of the transaction to us, the terms of the transaction and whether the transaction will be or was on an arm’s-length basis and in the ordinary course of our business, the direct or indirect nature of the related party’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. At least quarterly, management provides our Audit Committee with information pertaining to related party transactions. Related party transactions entered into, but not approved or ratified as required by our policy concerning related party transactions, are subject to termination by us or the Bank, if so directed by our Audit Committee or our Board of Directors, considering factors deemed appropriate and relevant.
Ordinary Banking Relationships
Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have entered into transactions with the Bank in the ordinary course of business. These transactions include deposits, loans and other financial services-related transactions. Related party transactions are entered into in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors or principal shareholders, as well as their immediate family members and affiliates, are approved by our Board of Directors in accordance with the Bank’s regulatory requirements.
As of December 31, 2021, our officers, directors and beneficial holders of 5% or more of our capital stock as well as their immediate families and affiliated companies, as a group, were not indebted directly or indirectly to us, while deposits from this group totaled $1.1 million as of such date. As of December 31, 2021, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.

BFG Transactions
In 2014, we launched our SBA 7(a) lending program and began receiving loan referrals from Business Funding Group, LLC (“BFG”), a nationally significant referral source of SBA loans and the Bank’s primary SBA referral source. In 2020 and 2021, BFG was the primary source of SBA loan referrals for the Bank.
Standstill Agreement. We are party to a Standstill Agreement with BFG, dated January 19, 2016 (the “Standstill Agreement”), whereby BFG agreed, among other things, not to acquire shares of our common stock, participate in the solicitation of proxies or otherwise seek to acquire control of our Company. The Standstill Agreement was entered into in connection with BFG’s acquisition of our common stock. BFG no longer owns shares of our common stock. The Standstill Agreement by its terms will continue until our regulators approve a change of control of the Company.
Option to Acquire BFG. To further strengthen our relationship with BFG, we obtained a right of first refusal and an option to acquire 100% of BFG. Subject to the terms of the Right of First Refusal and Option Agreement, dated as of March 31, 2020, we were granted an option to acquire all of the ownership interests in BFG at any time after January 1, 2021 through January 1, 2028, at an earnings multiple mutually agreed upon by us and BFG or as determined by an independent third party provided that the earnings multiple shall not be less than 10 times BFG’s net profit based on the fiscal year ended immediately prior to the exercise of the option nor greater than 15 times BFG’s net profit. In addition, the Company has the right of first refusal, prior to the Company exercising its option, to acquire any ownership interests that any individual owner of BFG wishes to sell. As consideration for the right of first refusal and option, we issued warrants to each BFG member (other than the Company) with the right to acquire shares of our common stock on a pro rata basis according to each such person’s percentage ownership in BFG, not exceeding an aggregate of 270,000 shares, at an exercise price of $6.67 per share. The warrants will expire on March 31, 2028. The exercise of our right of first refusal or our option, and the exercise of warrants to acquire our common stock by BFG members, are subject to all required regulatory approvals, including the Federal Reserve Bank and UDFI.
Directed Share Program
At our request, the underwriters of our initial public offering reserved 159,091 shares of our common stock offered for sale in the initial public offering, at the initial public offering price, to our directors, officers, employees, principal shareholders, business associates, and related persons who have expressed an interest in purchasing our common stock in the initial public offering. These shares were offered to the extent permitted under applicable regulations in the United States through a directed share program.
Repurchases of Common Stock
From January 1, 2020 through April 28, 2022, we repurchased 84,198 shares of our common stock and paid approximately $0.3 million for such shares. As a private company prior to our initial public offering, we had from time to time made stock repurchase offers in which we repurchased common shares from our shareholders at a price per share determined by our board of directors based on the Company’s book value per share as of a recent date or as determined by an independent third-party. The following table summarizes the repurchase of our shares of common stock from certain of our executive officers since January 1, 2020.
Shareholder	Repurchase Date	Shares Sold	Funds Received	Price per Share
Kent Landvatter (executive officer)	4/6/2020	23,172	$84,307	$3.64
James Noone (executive officer)	4/6/2020	20,598	$74,942	$3.64
Javvis Jacobson (executive officer)	4/6/2020	30,000	$109,150	$3.64
Consulting Agreement
On October 19, 2021, our Board of Directors (other than Mr. James N. Giordano, who recused himself from participating in the discussions), approved a Consulting Agreement between Mr. Giordano and the Company whereby Mr. Giordano, among other things, would introduce the Company to persons and entities providing capital market services, introduce the Company to persons and entities engaged in business lines and providing products that the Company and its subsidiaries have identified as potential expansion opportunities, introduce the Company and its subsidiaries to potential service providers, and perform any other services that may be requested by the Company’s CEO from time to time. The Consulting Agreement was for a 6-month term which expired on April 15, 2022. Mr. Giordano was paid $20,000 in 2021 and $40,000 in 2022 for his services pursuant to the Consulting Agreement.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding shares of common stock to file reports with the SEC disclosing their ownership of common stock at the time they become subject to Section 16(a) and changes in such ownership that occur during the year. Based solely on a review of copies of such reports furnished to us, or on written representations that no reports were required, we believe that all directors, executive officers and holders of more than 10% of the common stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended December 31, 2021.

PROPOSAL 2: THE APPROVAL OF THE AMENDMENT TO THE 2019 PLAN
TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT UNDER SUCH PLAN
Purpose of the Amendment to the 2019 Plan
Shareholders are being asked to approve an amendment to the Company’s 2019 Plan. On April 19, 2022, the Board of Directors, upon the recommendation of the Compensation Committee, unanimously approved an amendment to change the name of the 2019 Plan to “FinWise Bancorp 2019 Stock Option Plan” and to increase the aggregate number of shares available for issuance under the 2019 Plan by 500,000 shares (from 780,000 to 1,280,000 shares), subject to shareholder approval.
Our Board of Directors believes the proposed amendment to the 2019 Plan is in the best interests of, and will provide, long-term advantages to us and our shareholders and recommends its approval by our shareholders. The 2019 Plan is intended to promote the long-term interests of the Company and its shareholders by attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentives to our employees, directors and consultants and promoting the success of our business.
The equity-based incentives and rewards provided under the 2019 Plan also give recipients a proprietary interest in the long-term success of the Company, thereby aligning their interests with those of our shareholders. Our Board of Directors believes that, as a result of our strategic and organic growth, increasing the number of shares of the common stock currently available for issuance under the 2019 Plan will enable us to remain competitive in attracting and retaining talented employees, officers, directors and consultants through equity-based incentive and rewards under the 2019 Plan.
As of the Record Date, 297,786 shares remain available for future grants under the 2019 Plan. As a result, if this proposal is approved, a total of 797,786 shares would have been available for issuance under the 2019 Plan as of that date. See “Equity Compensation Plan Information” below for information as of December 31, 2021 concerning shares of common stock that may be issued upon the exercise of options and other rights under existing equity compensation plans and arrangements, including the 2019 Plan.
If this proposal is not approved and the number of shares authorized for awards under the 2019 Plan is not increased, the Company believes that the shares authorized for issuance under the 2019 Plan will be depleted in 2022. Our Board of Directors is recommending the increase in authorized shares described above following multiple years of strong strategic and organic growth so that the Company will continue to have the ability to grant equity awards in order to attract and retain talented and motivated executive officers, other employee and non-employee directors, among other eligible participants in the 2019 Plan.
Description of the Principal Features of the 2019 Plan
General. The 2019 Plan was adopted by the board of directors on May 20, 2019 and approved by the Company’s shareholders on June 20, 2019. The 2019 Plan was subsequently amended and restated, effective July 26, 2021. The 2019 Plan will terminate on June 20, 2029, but awards granted before that date will continue in effect in accordance with their terms. The purpose of the 2019 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to the employees, directors and consultants and to promote the success of the business. The 2019 Plan permits us to grant options and restricted stock as determined and administered by the Compensation Committee. The 2019 Plan is not subject to any of the provisions of the Employee Retirement Security Act of 1974, as amended, nor is it a qualified plan under section 401(a) of the Internal Revenue Code of 1986, as amended (referred to as the “Internal Revenue Code”).
Shares Available for Awards. The 2019 Plan, as initially adopted, provides for the granting of a maximum of 600,000 shares of Common Stock (after giving effect to the six-for-one stock split of the Company’s common stock, effective July 26, 2021, whereby each share of the Company’s common stock was automatically divided into six shares of common stock). On July 26, 2021, the 2019 Plan was amended to increase the maximum shares of Common Stock to 780,000. Shares of Common Stock related to any unexercised or unvested award granted under the 2019 Plan that terminate or expire, or are subsequently forfeited or cancelled for any reason, will become available for re-grant under the 2019 Plan. As of December 31, 2021, there were 459,474 shares subject to outstanding options and 296,226 shares remaining available for issuance under the 2019 Plan. As of the Record Date, there were 457,914 shares subject to outstanding options or other awards and 297,786 shares available for issuance under the 2019 Plan.

Administration. The 2019 Plan is administered by the Compensation Committee of the Board of Directors. Among other powers, the Compensation Committee has full and exclusive power to interpret the 2019 Plan, grant awards, and to determine the number of shares of common stock that will be subject to the awards.
Eligibility for Participation. Under our 2019 Plan, incentive stock options can be granted only to our employees or employees of the Bank and nonstatutory stock options and restricted stock can be granted to employees, directors and consultants. Subject to the provisions of the 2019 Plan, our Compensation Committee has the authority to select from all eligible individuals those to whom awards are granted and to determine the nature and amount of each award.
Types of Awards. Our Compensation Committee, in its sole discretion, may grant incentive stock options, nonstatutory stock options, and restricted stock under the 2019 Plan. Each award will be reflected in an agreement between the Company and the relevant recipient and will be subject to the terms of the 2019 Plan, together with any other terms or conditions contained therein that are consistent with the 2019 and that our Compensation Committee deems appropriate.
Stock Options. Our Compensation Committee may grant stock options intended to qualify as incentive stock options (also referred to as “ISOs”), within the meaning of Section 422 of the Internal Revenue Code, or options that are not intended to so qualify as incentive stock options (referred to as “nonstatutory stock options” or “NQSOs”), or any combination of ISOs and NQSOs. Incentive stock options may provide the recipient with certain advantageous tax treatment, as described below under “Summary of Federal Tax Consequences.” Our Compensation Committee, on the date of grant, will determine the term and the exercise price per share of each option, provided that the term cannot exceed 10 years from the grant date and the exercise price can never be less than the fair market value of the underlying shares of common stock on the date of grant. In the event that an ISO is granted to an employee who, at the time of the grant, owns common stock representing more than 10% of the voting power of our stock, the term of the ISO cannot exceed 5 years from the grant date and the exercise price must be at least 110% of the fair market value of the underlying shares of Common Stock on the date of grant. Our Compensation Committee may impose in an award agreement such restrictions on the shares deliverable upon exercise of a stock option as it deems appropriate, including that such shares will constitute “restricted shares” subject to restrictions on transfer.
Restricted Stock. An award of restricted stock involves the immediate transfer by the Company to the participant of a specific number of shares of common stock which are subject to a risk of forfeiture (or repurchase by the Company, to the extent that the recipient paid for the restricted stock) and/or a restriction on transferability. This risk of forfeiture will lapse when the restricted shares vest. A recipient of restricted stock will have all of the rights of a holder of a share of common stock of the Company (except for any restriction on transferability), including the right to vote and receive dividends unless otherwise determined by our Compensation Committee and set forth in the award agreement. Except as provided otherwise in an award agreement, if a participant’s employment with the Company or its subsidiaries is terminated for any reason at any time during which any portion of an award of restricted stock remains unvested, the unvested portion may be repurchased by the Company at cost.
Amendment and Termination. Our Compensation Committee may, at any time and from time to time and in any respect, terminate, amend or modify the 2019 Plan, including to ensure that the 2019 Plan and each award granted under the 2019 Plan comply with applicable law, regulations and stock exchange rules provided that no amendment (other than a capital adjustment) may adversely affect any outstanding award without the written consent of the participant holding such outstanding award. Such termination, amendment or modification may be without shareholder approval except to the extent that such approval is required by the Internal Revenue Code, or pursuant to the rules under Section 16 of the Exchange Act or under any other applicable laws, rules or regulations.
Certain Corporate Events. The 2019 Plan includes provisions to adjust the number of shares of Common Stock available for grant and the number of shares and the exercise price of outstanding awards in the event of certain corporate events, such as a recapitalization, stock split, reverse stock split, reorganization or other similar events.
Change in Control. If a change in control (as defined in the 2019 Plan) occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), the treatment of any and all outstanding awards that are not exercised or paid at the time of the change in control will be determined by our Compensation Committee in its sole discretion, which could entail each award being assumed, or replaced with awards that have comparable terms, by the surviving corporation (or a parent or subsidiary of the surviving corporation) or the vesting of all or any portion of any award upon the occurrence of the change of control.

Summary of Federal Tax Consequences
The following is a description of the principal United States federal income tax consequences of awards under the 2019 Plan based on present United States federal tax laws. Federal tax laws may change from time to time and any legislation that may be enacted in the future by the United States Congress may significantly affect the federal income tax consequences described below. No representation is or can be made regarding whether any such legislation will or may be enacted and/or the impact of any such legislation. The description below does not purport to be a complete description of the tax consequences associated with awards under the 2019 Plan applicable to any particular individual. Differences in each individual’s financial situation may cause United States federal, state and local and non-United States tax consequences of awards to vary. Each recipient of an award should consult his or her personal tax advisor about the detailed provisions of the applicable tax laws and regulations. No employee of the Company is authorized or permitted to give tax advice to any recipient of an award.
Stock Options. In general, at the time a stock is granted the recipient will not be deemed to receive any income and the Company will not be entitled to a federal tax deduction.
When the holder of a stock option exercises the option, the holder will recognize ordinary compensation income equal to the excess of (a) the fair market value on the exercise date of the Common Stock received as a result of the option exercise over (b) the option exercise price, and the Company will be entitled to a corresponding tax deduction in that amount. The shares of Common Stock acquired upon exercise of the stock option will have a tax basis equal to the fair market value of the shares on the exercise date. Upon any subsequent sale of those shares, the option holder will recognize a capital gain (or loss) in an amount equal to the difference between the amount realized on the sale and such tax basis. Any such gain (or loss) will be characterized as long-term capital gain (or loss) if the shares have been held for more than one year; otherwise, the gain (or loss) will be characterized as a short-term capital gain (or loss). An individual’s holding period for federal income tax purposes for such shares will commence on the date following the date of exercise.
If all or any part of the exercise price of an Option is paid by the optionee with shares of Common Stock, no gain or loss will be recognized by the optionee on the shares surrendered in payment. The number of shares received on such exercise of the Stock Option equal to the number of shares surrendered will have the same tax basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss and the applicable tax rates, as the basis and holding period of the shares surrendered. The balance of the shares received on such exercise will be treated for federal income tax purposes as described in the preceding paragraph as though issued upon the exercise of the Stock Option for an exercise price equal to the consideration, if any, paid by the optionee in cash. The optionee’s compensation taxable as ordinary income upon such exercise, and the Company’s deduction, will not be affected by whether the exercise price is paid in cash or in shares of Common Stock.
Restricted Stock. A grant of restricted shares of Common Stock will not result in income for the recipient or a tax deduction for the Company until such time as the shares no longer are subject to both a substantial risk of forfeiture and restrictions on transferability (unless, as described in the following paragraph, the recipient elects otherwise under Section 83(b) of the Code). Upon lapse or release of either the substantial risk of forfeiture or the restrictions on transferability, the recipient generally will be deemed to have received compensation taxable as ordinary income equal to the fair market value of the shares at the time the substantial risk of forfeiture or the restrictions lapsed less the amount, if any, paid for them, and the Company will be entitled to a tax deduction in the same amount. The recipient’s tax basis in the shares will equal the amount of income recognized plus the amount paid for the shares. Any gain or loss upon a subsequent disposition of the shares will be long-term capital gain or loss if the shares are held for more than one year from the time the restrictions lapse and otherwise will be short-term capital gain or loss.
Whenever dividends may be paid to holders of unrestricted shares of Common Stock, holders of restricted shares of Common Stock granted under the 2019 Plan generally also receive dividends. Any dividends paid to the recipient during the restriction period will be compensation income to the recipient and the Company will be entitled to a corresponding deduction, to the extent that such dividends are not subject to a substantial risk of forfeiture and restrictions on transferability (for example, if dividends on unvested shares are paid directly to the recipient and not, as may be required by an award agreement, held by the Company, or when the dividends are paid to the recipient when the underlying shares vest). If the underlying shares do not vest (for example, if forfeited upon a termination of employment), and the recipient is required to repay any dividends, he or she may be entitled to a corresponding deduction, subject to applicable limitations.

Pursuant to Section 83(b) of the Internal Revenue Code, the recipient of an award of restricted stock may, within 30 days of receipt of the award, elect to be taxed at ordinary income tax rates on the fair market value at the time of grant of the Common Stock comprising the award (less any amount paid for the shares). If the election is made, the recipient will acquire a tax basis in the shares equal to their fair market value at the time of grant, and the Company will be entitled to a deduction in the same amount. No income will be recognized upon lapse of the restrictions. Any gain or loss upon a subsequent disposition of the shares will be long-term capital gain or loss if the shares are held for more than one year from the date of grant and otherwise will be short-term capital gain or loss. In the event of a forfeiture of the shares with respect to which a recipient previously made a Section 83(b) election, the recipient will not be entitled to a loss deduction, unless the recipient paid for the restricted stock and upon forfeiture received less than the amount previously paid for such stock.
Withholding of Taxes. Whenever a recipient of an award is required to recognize compensation taxable as ordinary income in connection with an award, the Company may be obligated to withhold amounts for the payment of federal, state and local taxes. When the income is recognized through the receipt of cash, the Company may withhold an amount in cash sufficient to satisfy its withholding obligations. When the income is recognized through the receipt of stock, the Company may require that the individual remit to the Company an amount in cash sufficient to satisfy the Company’s withholding obligations in advance of the delivery of any certificates for such shares. At the election of the award recipient and subject to the approval of the Company, which the Company shall have sole discretion whether or not to give, the individual may satisfy such withholding obligation by electing to have the Company withhold a number of shares, the fair market value of which is sufficient to satisfy such withholding requirements.
Section 409A. Section 409A of the Internal Revenue Code imposes certain restrictions on deferred compensation. If the restrictions set forth in section 409A are not followed, the recipient of an award may be subject to accelerated liability for tax on the non-complying award, as well as a 20% penalty tax. The 2019 Plan is intended to be exempt from the requirements of section 409A of the Internal Revenue Code.
Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code, the deduction for a publicly held corporation for otherwise deductible compensation to a “covered employee” is limited to $1 million per year. A covered employee includes any employee who was the chief executive officer or chief financial officer at any point during the applicable year, who was among the other three most highly compensated officers for the applicable year, or who was a covered employee in 2017 or any later year. In the case of a corporation that becomes a publicly held corporation through an initial public offering, the $1 million per year deduction limit does not apply during a limited “transition period” to any remuneration paid pursuant to a compensation plan that existed during the period in which the corporation was not publicly held, if the prospectus accompanying the initial public offering disclosed information concerning those plans that satisfied all applicable securities laws then in effect.
The Company intends to rely on the transition relief described in the immediately preceding paragraph in connection with awards under the 2019 Plan until the earliest of the four following events: (i) the expiration of the 2019 Plan; (ii) the material modification of the 2019 Plan; (iii) the issuance of all stock and other compensation that has been allocated under the 2019 Plan; or (iv) the first meeting of the Company’s shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering of the Company’s common stock occurs.
Other Tax Matters. Tax consequences different from or in addition to those described above may result in the event of the vesting or exercise of an award after the termination of an award recipient’s employment by reason of death. In addition, various state and local laws may provide for tax consequences that vary significantly from those described above.
Vote Required
The affirmative vote of the holders of a majority of the shares for which votes are cast at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or at the Annual Meeting, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” THE AMENDMENT TO THE 2019 PLAN

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
FISCAL YEAR 2022
Shareholders will also be asked to ratify the Audit Committee’s appointment of Moss Adams LLP (“Moss Adams”) to audit the books and accounts of the Company for the fiscal year ended December 31, 2022. Moss Adams has served as the Company’s independent registered public accounting firm since 2018.
A representative of Moss Adams is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.
Audit Fees and Services
The following table shows the fees paid or accrued by the Company for the audit and other services provided by Moss Adams during fiscal years 2021 and 2020:
Moss Adams LLP	2021	2020
Audit Fees	$749,238	128,000
Audit-Related Fees	—	—
Tax Fees	26,579	32,385
All Other Fees	8,375	6,670
Total	$784,192	$167,055
Audit Fees incurred in fiscal years 2021 and 2020 includes fees related to the Company’s annual independent financial statement audit, quarterly reviews, reporting on internal control over financial reporting, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees,” and may include employee benefit plan audits and consultations concerning financial accounting and reporting standards. Tax fees includes fees for tax services rendered in preparation of state and federal tax returns for the Company and Bank, as well as allowable consultations regarding certain tax matters. The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Moss Adams.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services, except that de minimis non-audit services, as defined in Section 10A(i)(1) of the Exchange Act, may be approved prior to the completion of the independent auditor’s audit. All of the 2021 and 2020 services described above were pre-approved by the Audit Committee. The Audit Committee has delegated to its Chairman authority to approve a request for pre-approval provided that the same is submitted to the Audit Committee for ratification at its next scheduled meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

REPORT OF THE AUDIT COMMITTEE
The information contained in this report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference in such filing.
The Audit Committee has (i) reviewed and discussed our consolidated audited financial statements for fiscal year ended December 31, 2021 with our management; (ii) discussed with Moss Adams LLP, our independent registered public accounting firm, all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and (iii) received the written disclosures and the letter from Moss Adams LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Moss Adams LLP’s communications with the Audit Committee concerning independence, and discussed with Moss Adams LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board that our consolidated audited financial statements for the year ended December 31, 2021 be included in our Annual Report on Form 10-K for the year ended December 31, 2021.
AUDIT COMMITTEE

By:	Howard I. Reynolds, Chair
Russell F. Healey, Jr.
Gerald E. Cunningham
ANNUAL REPORT TO SHAREHOLDERS
Our 2021 Annual Report has been made available to shareholders and is posted on our website at www.finwisebancorp.com under the “Investor Relations” tab. A copy of the 2021 Annual Report may be obtained without charge by any shareholder upon written request to Investor Relations, FinWise Bancorp, 756 East Winchester Street, Suite 100, Murray, UT 84107.
The 2021 Annual Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
Any shareholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the definitive proxy statement and voted on by the shareholders at the 2023 annual meeting of shareholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices no later than December 30, 2022, or 120 days prior to the anniversary date that we released this Proxy Statement to our shareholders for the Annual Meeting, and must meet all other requirements for inclusion in the proxy statement. As provided in the Bylaws, if a shareholder intends to nominate an individual for election to our board of directors directly or to present a proposal for new business to be considered at the 2023 annual meeting of shareholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the Company’s Corporate Secretary at our principal executive offices not earlier than December 11, 2022 and no later than January 10, 2023, or not more than 180 days nor less than 150 days before the first anniversary date of the previous year’s annual meeting; provided, however, in the event that the date of the 2023 annual meeting is changed by more than thirty (30) days from the first anniversary date of the previous year’s annual meeting, notice by the shareholder will be considered timely if it is delivered not earlier than the 180th day prior to the 2023 annual meeting and no later than the close of business on the tenth day following the date on which public notice of the date of the 2023 annual meeting is first made. Proposals received by the Company outside of these timelines will be considered untimely. If a shareholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal. Additionally, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2023.
OTHER BUSINESS
As of the date of this Proxy Statement, management does not know of any other matters that will be brought before the Annual Meeting requiring action of the shareholders. However, if any other matters requiring the vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the Annual Meeting for any reason.
SHAREHOLDERS SHARING THE SAME ADDRESS
The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of the Proxy Statement, the Annual Report and other proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.
Under applicable law, if you consented or were deemed to have consented, your broker, bank or other intermediary may send only one copy of the Proxy Statement, the 2021 Annual Report, and other proxy materials to your address for all residents that own shares of Company common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other intermediary. If you are receiving multiple copies of the Proxy Statement, the 2021 Annual Report, and other proxy materials, you may be able to request householding by contacting your broker, bank or other intermediary. Upon written or oral request, we will promptly deliver a separate set of the Proxy Statement, the 2021 Annual Report or other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. If you wish to request copies free of charge of the Proxy Statement, the 2021 Annual Report or other proxy materials, please send your request to Investor Relations, FinWise Bancorp, 756 East Winchester Street, Suite 100, Murray, UT 84107, or call the Company with your request at 877-794-2410.
By Order of the Board of Directors,

Kent Landvatter
President and Chief Executive Officer
April 29, 2022

FINWISE BANCORP
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/08/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FINW2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/08/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following Class I Directors:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors:

Nominees

01) Thomas E. Gibson, Jr. 02) Howard I. Reynolds 03) Kent Landvatter

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: This proxy will be voted in the discretion of the named proxies upon all other matters that may properly be brought before the meeting and any adjournments or postponements of the meeting.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000569585_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com

FINWISE BANCORP
Annual Meeting of Shareholders
June 9, 2022 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael O'Brien and Javvis Jacobson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FinWise Bancorp that the shareholder(s) is/are entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders to be held at 10:00 a.m., local time on June 9, 2022, at Jordan Commons Megaplex Theatres, Capra Room, 9400 South State Street, Sandy, UT 84070 or such other place or by means as the Board of Directors may determine, and any adjournment or postponement thereof, with all the powers the shareholder(s) would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER(S). IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

0000569585_2 R1.0.0.24